NEWS RELEASE

August 3, 2021

NCR Announces Second Quarter 2021 Results
Revenue up 13% and Significant Profit Margin Expansion

ATLANTA - NCR Corporation (NYSE: NCR) reported financial results today for the three months ended June 30, 2021. Second quarter and other recent highlights include:

•Revenue of $1.68 billion, up 13%; NCR stand-alone up 11% including recurring revenue growth of 11%
•Significant profit margin expansion driven by cost reductions and favorable mix of revenue
•Cash flow from operations of $155 million; Free cash flow of $142 million
•GAAP diluted EPS of $(0.10); Non-GAAP diluted EPS of $0.62, NCR stand-alone of $0.64
•Cardtronics transaction completed on June 21, 2021
•Announced definitive agreement to acquire LibertyX
•Second half 2021 guidance announced

“Our second quarter results demonstrate positive momentum across all segments and included strong revenue growth, margin expansion and cash flow generation,” said Michael Hayford, President and Chief Executive Officer. “Our strategy of investing in NCR’s strategic growth platforms and the shift to NCR-as-a-Service are paying off. We closed the Cardtronics transaction and recently announced a definitive agreement to acquire LibertyX, a leading cryptocurrency software provider. NCR will use the LibertyX technology, together with Cardtronics, to expand our as-a-Service offerings. Our financial position is strong, and NCR is poised to deliver increased value to customers and sustainable long-term value to stockholders.”

Cardtronics is a wholly-owned subsidiary of NCR that is currently operating separately and independently from NCR pending completion of the merger review by the UK Competition and Markets Authority (CMA). NCR can begin integration with Cardtronics only after regulatory approval by the CMA.

In this release, we use certain non-GAAP measures. These non-GAAP measures include "free cash flow," "adjusted EBITDA," and others with the words “non-GAAP" in their titles. These non-GAAP measures are listed, described and reconciled to their most directly comparable GAAP measures under the heading "Non-GAAP Financial Measures" later in this release.

Second Quarter 2021 Operating Results

On June 21, 2021, we completed the transaction with Cardtronics plc ("Cardtronics"). The second quarter 2021 results include the operations of Cardtronics from June 21, 2021 to June 30, 2021 which includes $32 million of revenue and $8 million of Adjusted EBITDA. The results of Cardtronics have been included in the Banking segment results.

Revenue
Second quarter revenue of $1,677 million increased 13% year over year. The following table shows revenue for the second quarter:

$ in millions	Q2 2021	Q2 2020	% Increase (Decrease)
Banking	$809	$763	6%
Retail	576	483	19%
Hospitality	215	160	34%
T&T	77	78	(1%)
Total Revenue	$1,677	$1,484	13%

Software & Services Revenue	$1,144	$1,065	7%
Software & Services Revenue %	69%	72%

Recurring Revenue	$900	$814	11%
Recurring Revenue %	55%	55%
Note - Software & Services Revenue, software & services revenue %, recurring revenue and recurring revenue % are based on NCR stand-alone results and exclude the results of Cardtronics for the 10-day period following close from June 21, 2021 to June 30, 2021.

Banking revenue increased 6% due to higher software and services revenue partially offset by a decline in ATM hardware revenue. Cardtronics increased banking revenue by 4% on the revenue comparison.

Retail revenue increased 19% due to growth in self-checkout and point-of-sale solutions revenue across both our food-drug-merchandise and convenience-fuel-retail customers.

Hospitality revenue increased 34% driven primarily by an increase in point-of-sale solutions revenue across both our enterprise and small-and-medium business customers.

Gross Margin
Second quarter gross margin of $456 million increased from $372 million in the prior year period. Gross margin rate was 27.2%, up from 25.1%. Second quarter gross margin (non-GAAP) of $472 million increased from $381 million in the prior year period. Gross margin rate (non-GAAP) was 28.1%, up from 25.7%. The increases in gross margin, both GAAP and non-GAAP, were driven by higher revenue and recurring cost-saving actions partially offset by increased supply chain costs.

Operating Expenses
Second quarter operating expenses of $372 million increased from $283 million in the prior year period. The increase in operating expenses (GAAP) were driven by transaction costs related to closing the Cardtronics transaction and an increase in strategic investment costs. Second quarter operating expenses (non-GAAP) of $299 million increased from $265 million in the prior year period. The increase in operating expenses (non-GAAP) were driven by an increase in research and development costs related to higher strategic investments.

Operating Income

Second quarter income from operations of $84 million decreased from $89 million in the prior year period. Second quarter operating income (non-GAAP) of $173 million increased from $116 million in the prior year period. The changes in operating income, both GAAP and non-GAAP, were driven by the impacts to gross margin and operating expenses described above.

Other Expense/Income
Second quarter other expense of $62 million increased from $59 million in the prior year period. The increase in other expense was due to higher interest expense. Second quarter other expense (non-GAAP) of $49 million decreased from $59 million. The decrease in other expense (non-GAAP) was due to lower interest expense which excludes the interest expense for the 5.125% notes that was attributable to the pre-acquisition period.

Income Tax Expense/Benefit
Second quarter income tax expense of $31 million increased from an income tax benefit $34 million in the prior year period. The second quarter effective income tax rate was 140.9%, compared to (113.3)% in the prior year period. The increase in income tax expense was primarily driven by a changes in discrete tax expenses and benefits. Second quarter income tax expense (non-GAAP) of $33 million increased from $19 million in the prior year period. The second quarter effective income tax rate (non-GAAP) was 26.6%, compared to 33.3% in the prior year period. The increase in income tax expense (non-GAAP) was primarily driven by higher income before taxes.

Net Income from Continuing Operations Attributable to NCR
Second quarter net loss from continuing operations attributable to NCR of $9 million decreased from net income from continuing operations attributable to NCR of $64 million in the prior year period. The decrease was driven by the transactions costs incurred related to the Cardtronics acquisition and higher income tax expense, described above.

Adjusted EBITDA
Second quarter adjusted EBITDA of $281 million increased from $201 million in the prior year period. Adjusted EBITDA margin rate increased to 16.8%, compared to 13.5% in the prior year period. The increase in adjusted EBITDA was driven by impacts to gross margin and operating expenses, described above.

Cash Flow
Second quarter cash provided by operating activities of $155 million decreased from cash provided by operating activities of $229 million in the prior year period. Second quarter free cash flow was $142 million, compared to free cash flow of $160 million in the prior year period. The decreases in cash provided by operating activities and free cash flow were both driven by changes in working capital period over period.

Second Half 2021 Outlook

In the second half of 2021, we expect revenue to be $4.0 billion to $4.1 billion, adjusted EBITDA to be $700 million to $750 million, diluted non-GAAP earnings per share of $1.30 to $1.50 and free cash flow of $325 million to $375 million. The second half 2021 guidance includes the operations of Cardtronics.

With respect to our Adjusted EBITDA and non-GAAP diluted earnings per share guidance, we do not provide a reconciliation to the respective GAAP measures because we are unable to predict with reasonable certainty the reconciling items that may affect GAAP net income from continuing operations and GAAP earnings per share without unreasonable effort. The reconciling items are primarily the future impact of special tax items, capital structure transactions,restructuring, pension mark-to-market transactions, acquisitions or divestitures, or other events. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures. Refer to the heading "Non-GAAP Financial Measures" for additional information regarding our use of non-GAAP financial measures.

Impact from COVID-19

We continue to navigate through the challenging times presented by COVID-19, with a sharp focus on safeguarding our employees and helping our customers. Despite the unprecedented environment, our teams are executing at a high level and we are advancing our strategy. While it is difficult to project how disruptive and protracted the pandemic will be, we do expect it will negatively impact our business.

The COVID-19 pandemic is complex and continues to evolve. The ultimate impact on our overall financial condition and operating results will depend on the currently unknowable duration and severity of the pandemic, as well as any additional governmental and public actions taken in response. We continue to evaluate the long-term impact that COVID-19 may have on our business model. There can be no assurance that the measures we have taken or will take will completely offset the negative impact of COVID-19.

2021 Second Quarter Earnings Conference Call

A conference call is scheduled for today at 4:30 p.m. Eastern Time to discuss the second quarter 2021 results. Access to the conference call and accompanying slides, as well as a replay of the call, are available on NCR's web site at http://investor.ncr.com. Additionally, the live call can be accessed by dialing 888-820-9413 (United States/Canada Toll-free) or 786-460-7169 (International Toll) and entering the participant passcode 7622865.

More information on NCR’s second quarter earnings, including additional financial information and analysis, is available on NCR’s Investor Relations website at http://investor.ncr.com/.
About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading software- and services-led enterprise provider in the financial, retail and hospitality industries. NCR is headquartered in Atlanta, Ga., with 36,000 employees globally. NCR is a trademark of NCR Corporation in the United States and other countries.

Website: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: https://www.linkedin.com/company/ncr-corporation
YouTube: www.youtube.com/user/ncrcorporation

News Media Contact
Scott Sykes
NCR Corporation
212.589.8428
scott.sykes@ncr.com

Investor Contact
Michael Nelson
NCR Corporation
678.808.6995
michael.nelson@ncr.com

Cautionary Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “proposed,” “objective,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to NCR’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements in this release include, without limitation, statements regarding NCR’s expansion, acceleration, and execution of our NCR-as-a-Service and 80/60/20 strategy, statements regarding our financial position, expectations regarding delivery of increased value to customers, expectations regarding growth and long-term value creation for our stockholders, statements regarding our plan to continue investing in strategic platforms, statements regarding the UK Competition and Markets Authority (the “CMA”) regulatory approval of the Cardtronics acquisition, expectations regarding the impact of the Cardtronics acquisition on NCR, statements regarding the proposed transaction between NCR and LibertyX and its impact on NCR, statements regarding our plans to manage our business through the COVID-19 pandemic and the health and safety of our employees and helping our customers, the expected impact of the COVID-19 pandemic on our business, segments and revenues, expectations regarding demand for our products and services, expectations regarding supply chain challenges in materials, labor and freight and escalation in cost, as well as measures to offset impacts to profit and cash flow, related to such challenges, delivery capability and our continued prioritization of the same, statements regarding our second half 2021 financial outlook for NCR standalone, Cardtronics and the combined company including revenue, adjusted EBITDA, adjusted EBITDA margin, earnings per share and free cash flow, as well as assumptions and risks related to such outlook, expectations regarding increasing revenue and cash flow linearity, expectations regarding cost discipline, operating leverage, margin expansion and return on investment opportunities, and statements regarding our focus on capitalization of opportunities, expansion of solutions portfolio, allocation of capital and return on investment, and customer satisfaction. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of NCR’s control. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors relating to: the impact of the coronavirus (COVID-19) pandemic on our supply chain costs, including but not limited to, materials, labor and freight, business, financial condition and results of operations; domestic and global economic and credit conditions including, in particular, political, consumer, and unemployment conditions, the imposition or threat of protectionist trade policies or import or export tariffs, global and regional market conditions and spending trends, new tax legislation across multiple jurisdictions, modified or new global or regional trade agreements, execution of the United Kingdom’s exit from the European Union, uncertainty over further potential changes in Eurozone participation, fluctuations in oil and commodity prices, and our customer responses to the same; the transformation of our business model to an as-a-service company with focus on, among other items, increased software and services revenue, and recurring revenue; our ability grow software and services and expanding our customer base; our ability to successfully develop and introduce new solutions in the competitive, rapidly changing environment in which we do business; defects, errors, installation difficulties or development delays in our products; disruptions in our data center hosting facilities or cloud based hosting; our ability to compete effectively within the technology industry; reliance on third party suppliers; our multinational operations, including in new and emerging markets; our ability to successfully integrate acquisitions or effectively manage alliance activities, including but not limited to, the Cardtronics acquisition; continuous improvement, customer experience, restructuring and cost reduction initiatives; our ability to retain key employees, or attract quality new and replacement employees; financing and liquidity risks including: our level of indebtedness; the terms of the documents governing our indebtedness including financial and other covenants; the incurrence of substantially more debt, including secured debt, and similar liabilities, which would increase the risks described in our risk factors relating to indebtedness and repurchase obligations; sufficiency of our cash flows including to service our indebtedness; interest rate risk, which could cause our debt service obligations to increase significantly; our ability to raise the funds necessary to finance a required repurchase of our senior unsecured notes or our Series A Convertible Preferred Stock; a lowering or withdrawal of the ratings assigned to our debt securities by rating agencies; our pension liabilities; data protection, cybersecurity and privacy risks; intellectual property risks including protection, development and our ability to manage third party claims regarding patents and other intellectual property rights; legal and regulatory risks including unanticipated changes to our tax rates and additional income tax liabilities; environmental exposures from our historical and ongoing manufacturing activities; uncertainties with regard to regulations, lawsuits, claims, and other matters across various jurisdictions; other risks including the impact of the terms of our Series A Convertible Preferred Stock relating to voting power, share dilution and market price of our common stock, as well as rights, preferences and privileges that are not held by, and are preferential to, the rights of our common stockholders; actions or proposals from stockholders that do not align with our business strategies or the interests of our other stockholders; potential write-down of the value of certain significant assets; the integration of the business of Cardtronics and realization of anticipated benefits; the CMA review of the Cardtronics transaction and remedies that may be required if the CMA does not approve the transaction as contemplated, including but not limited to, the divestiture of certain NCR and/or Cardtronics businesses; loss of management personnel and other key employees of NCR and Cardtronics related to the Cardtronics transaction; unknown or developing litigation or claims involving Cardtronics; certain additional significant risks and uncertainties from the Cardtronics business and industry such as reduced need for cash in the marketplace or a decline the usage of Cardtronics ATMs related to the proliferation of payment options; changes in financial services transaction fees, loss of or change in key merchant contracts or bank sponsorships, change in interchange fees or rates, EFT network rules and regulations compliance, vault cash risks, election by Cardtronics merchant customers not to participate in the surcharge-free network offerings, cash-in-transit risks, ,and settlement of merchant funds or in the vault cash reconciliations; and increased total indebtedness following completion of the Cardtronics acquisition and the implications related to such indebtedness. Additional information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Non-GAAP Financial Measures. While NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP, in this release NCR also uses the non-GAAP measures listed and described below.

Non-GAAP Diluted Earnings Per Share (EPS), Gross Margin (non-GAAP), Gross Margin Rate (non-GAAP), Operating Expenses (non-GAAP), Operating Income (non-GAAP), Operating Margin Rate (non-GAAP), Other (Expense) (non-GAAP), Income Tax Expense (non-GAAP), Effective Income Tax Rate (non-GAAP), and Net Income from Continuing Operations Attributable to NCR (non-GAAP). NCR’s non-GAAP diluted EPS, gross margin (non-GAAP), gross margin rate (non-GAAP), operating expenses (non-GAAP), operating income (non-GAAP), operating margin rate (non-GAAP), other (expense) (non-GAAP), income tax expense (non-GAAP), effective income tax rate (non-GAAP), and net income from continuing operations attributable to NCR (non-GAAP) are determined by excluding, as applicable, pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits, as well as other special items, including amortization of acquisition related intangibles and transformation and restructuring activities, from NCR’s GAAP earnings per share, gross margin, gross margin rate, expenses, income from operations, operating margin rate, other (expense), income tax expense, effective income tax rate and net income from continuing operations attributable to NCR, respectively. Due to the non-operational nature of these pension and other special items, NCR's management uses these non-GAAP measures to evaluate year-over-year operating performance. NCR believes these measures are useful for investors because they provide a more complete understanding of NCR's underlying operational performance, as well as consistency and comparability with NCR's past reports of financial results.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA). NCR determines Adjusted EBITDA for a given period based on its GAAP net income from continuing operations attributable to NCR plus interest expense, net; plus income tax expense (benefit); plus depreciation and amortization; plus other income (expense); plus pension mark-to-market adjustments, pension settlements, pension curtailments and pension special termination benefits and other special items, including amortization of acquisition related intangibles and restructuring charges, among others. NCR uses Adjusted EBITDA to manage and measure the performance of its business segments. NCR also uses Adjusted EBITDA to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. NCR believes that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of the Company's ongoing business operations, including its ability to fund discretionary spending such as capital expenditures, strategic acquisitions and other investments.

Adjusted EBITDA margin is calculated based on Adjusted EBITDA as a percentage of total revenue.

Free Cash Flow. NCR defines free cash flow as net cash provided by (used in) operating activities less capital expenditures for property, plant and equipment, less additions to capitalized software, plus/minus restricted cash settlement activity, plus acquisition-related items, and plus pension contributions and pension settlements. NCR's management uses free cash flow to assess the financial performance of the Company and believes it is useful for investors because it relates the operating cash flow of the Company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures, which can be used for, among other things, investment in the Company's existing businesses, strategic acquisitions, strengthening the Company's balance sheet, repurchase of Company stock and repayment of the Company's debt obligations. Free cash flow does not represent the residual cash flow available for discretionary expenditures since there may be other nondiscretionary expenditures that are not deducted from the measure. Free cash flow does not have uniform definitions under GAAP and, therefore, NCR's definitions may differ from other companies' definitions of these measures.

NCR Standalone Revenue Growth NCR presents period-over-period revenue growth, on a standalone basis, which excludes the impacts from the operations of Cardtronics for the period from the date of close, June 21, 2021 to June 30, 2021. NCR’s management believes that presentation of this financial measure without this result is more representative of the company's period-over-period operating performance and provides additional insight which may be helpful for investors.

NCR's definitions and calculations of these non-GAAP measures may differ from similarly-titled measures reported by other companies and cannot, therefore, be compared with similarly-titled measures of other companies. These non-GAAP measures should not be considered as substitutes for, or superior to, results determined in accordance with GAAP.

Use of Certain Terms

Recurring revenue includes all revenue streams from contracts where there is a predictable revenue pattern that will occur at regular intervals with a relatively high degree of certainty. This includes hardware and software maintenance revenue, cloud revenue, payment processing revenue, and certain professional services arrangements, as well as term-based software license arrangements that include customer termination rights and excludes the results from Cardtronics.

Reconciliation of Revenue Growth to Revenue Growth for NCR Standalone

$ in millions	Q2 2021
Revenue Growth	13%
Cardtronics Impact	2%
Revenue Growth - NCR standalone	11%

Reconciliation of Gross Margin (GAAP) to Gross Margin (Non-GAAP)

$ in millions	Q2 2021	Q2 2020
Gross Margin (GAAP)	$456	$372
Transformation and restructuring costs	7	5
Acquisition-related amortization of intangibles	9	4
Gross Margin (Non-GAAP)	$472	$381

Reconciliation of Gross Margin Rate (GAAP) to Gross Margin Rate (Non-GAAP)

	Q2 2021	Q2 2020
Gross Margin Rate (GAAP)	27.2%	25.1%
Transformation and restructuring costs	0.4%	0.3%
Acquisition-related amortization of intangibles	0.5%	0.3%
Gross Margin Rate (Non-GAAP)	28.1%	25.7%

Reconciliation of Operating Expenses (GAAP) to Operating Expenses (Non-GAAP)

$ in millions	Q2 2021	Q2 2020
Operating Expenses (GAAP)	$372	$283
Transformation and restructuring costs	—	(3)
Acquisition-related amortization of intangibles	(14)	(15)
Acquisition-related costs	(59)	—
Operating Expenses (Non-GAAP)	$299	$265

Reconciliation of Income from Operations (GAAP) to Operating Income (Non-GAAP)

$ in millions	Q2 2021	Q2 2020
Income (Loss) from Operations (GAAP)	$84	$89
Transformation and restructuring costs	7	8
Acquisition-related amortization of intangibles	23	19
Acquisition-related costs	59	—
Operating Income (Non-GAAP)	$173	$116

Reconciliation of Other (Expense) (GAAP) to Other (Expense) (Non-GAAP)

$ in millions	Q2 2021	Q2 2020
Other Income (Expense) (GAAP)	$(62)	$(59)
Acquisition-related cost	13	—
Other Income (Expense) (Non-GAAP)	$(49)	$(59)

Reconciliation of Income Tax (Benefit) Expense (GAAP) to Income Tax Expense (Non-GAAP)

$ in millions	Q2 2021	Q2 2020
Income Tax (Benefit) Expense (GAAP)	$31	$(34)
Transformation and restructuring costs	1	1
Acquisition-related amortization of intangibles	5	4
Acquisition-related costs	16	—
Valuation allowance & other tax adjustments	(20)	48
Income Tax Expense (Non-GAAP)	$33	$19

Reconciliation of Net Income from Continuing Operations Attributable to NCR (GAAP) to Earnings Before Interest, Depreciation, Taxes and Amortization (Adjusted EBITDA)

$ in millions	Q2 2021	Q2 2020
Net Income (Loss) from Continuing Operations Attributable to NCR (GAAP)	$(9)	$64
Transformation and restructuring costs	7	8
Acquisition-related amortization of intangibles	23	19
Acquisition-related costs	56	—
Depreciation and amortization (excluding acquisition-related amortization of intangibles)	76	68
Interest expense	61	57
Interest income	(1)	(1)
Income tax expense (benefit)	31	(34)
Stock-based compensation expense	37	20
Adjusted EBITDA (Non-GAAP)	$281	$201

Reconciliation of Diluted Earnings Per Share from Continuing Operations (GAAP) to
Non-GAAP Diluted Earnings Per Share from Continuing Operations (Non-GAAP)

	Q2 2021	Q2 2020
Diluted Earnings Per Share (GAAP) (1)	$(0.10)	$0.44
Transformation and restructuring costs	0.04	0.05
Acquisition-related amortization of intangibles	0.12	0.11
Acquisition-related costs	0.38	—
Valuation allowance release & other tax adjustments	0.14	(0.34)
Diluted Earnings Per Share (Non-GAAP) (1)	$0.62	$0.27

(1)     Non-GAAP diluted EPS is determined using the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of weighted average diluted shares outstanding. GAAP EPS is determined using the most dilutive measure, either including the impact of dividends or deemed dividends on the Company's Series A Convertible Preferred Stock in the calculation of net income or loss available to common stockholders or including the impact of the conversion of the Series A Convertible Preferred Stock into common stock in the calculation of the weighted average diluted shares outstanding. Therefore, GAAP diluted EPS and non-GAAP diluted EPS may not mathematically reconcile.

Reconciliation of Net Cash Provided by Operating Activities (GAAP) to Free Cash Flow (Non-GAAP)

$ in millions	Q2 2021	Q2 2020
Net cash provided by (used in) operating activities	$155	$229
Total capital expenditures	(79)	(61)
Restricted cash settlement activity	6	(12)
Acquisition related items	55	—
Pension contributions	5	4
Free cash flow	$142	$160

NCR CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in millions, except per share amounts)	Schedule A

	For the Periods Ended June 30
	Three Months		Six Months
	2021	2020	2021	2020
Revenue
Product	$551	$481	$1,033	$955
Service	1,126	1,003	2,188	2,032
Total Revenue	1,677	1,484	3,221	2,987
Cost of products	453	411	861	802
Cost of services	768	701	1,490	1,416
Total gross margin	456	372	870	769
% of Revenue	27.2%	25.1%	27.0%	25.7%
Selling, general and administrative expenses	303	234	541	489
Research and development expenses	69	49	135	114
Income (loss) from operations	84	89	194	166
% of Revenue	5.0%	6.0%	6.0%	5.6%
Interest expense	(61)	(57)	(106)	(107)
Other expense, net	(1)	(2)	(18)	(4)
Total other expense, net	(62)	(59)	(124)	(111)
Income (loss) from continuing operations before income taxes	22	30	70	55
% of Revenue	1.3%	2.0%	2.2%	1.8%
Income tax expense (benefit)	31	(34)	48	(33)
Income (loss) from continuing operations	(9)	64	22	88
Loss from discontinued operations, net of tax	—	—	—	—
Net income (loss)	(9)	64	22	88
Net income (loss) attributable to noncontrolling interests	—	—	1	1
Net income (loss) attributable to NCR	$(9)	$64	$21	$87
Amounts attributable to NCR common stockholders:
Income (loss) from continuing operations	$(9)	$64	$21	$87
Dividends on convertible preferred stock	(4)	(7)	(8)	(13)
Income (loss) from continuing operations attributable to NCR common stockholders	(13)	57	13	74
Loss from discontinued operations, net of tax	—	—	—	—
Net income (loss) attributable to NCR common stockholders	$(13)	$57	$13	$74
Income (loss) per share attributable to NCR common stockholders:
Income (loss) per common share from continuing operations
Basic	$(0.10)	$0.45	$0.10	$0.58
Diluted (1)	$(0.10)	$0.44	$0.10	$0.57
Net income (loss) per common share
Basic	$(0.10)	$0.45	$0.10	$0.58
Diluted (1)	$(0.10)	$0.44	$0.10	$0.57
Weighted average common shares outstanding
Basic	131.0	128.0	130.5	128.0
Diluted (1)	131.0	128.9	136.1	129.7

(1) Diluted EPS is determined using the most dilutive measure, either including the impact of the dividends and deemed dividends on NCR's Series A Convertible Preferred Shares in the calculation of net income or loss per common share from continuing operations and net income or loss per common share or including the impact of the conversion of such preferred stock into common stock in the calculation of the weighted average diluted shares outstanding.

NCR CORPORATION REVENUE AND OPERATING INCOME SUMMARY (Unaudited) (in millions)	Schedule B

	For the Periods Ended June 30
	Three Months			Six Months
	2021	2020	% Change	2021	2020	% Change
Revenue by segment
Banking	$809	$763	6%	$1,565	$1,526	3%
Retail	576	483	19%	1,108	955	16%
Hospitality	215	160	34%	394	329	20%
T&T	77	78	(1)%	154	177	(13)%
Total Revenue	$1,677	$1,484	13%	$3,221	$2,987	8%
Adjusted EBITDA by segment
Banking	$151	$130		$305	$270
Banking adjusted EBITDA margin %	18.7%	17.0%		19.5%	17.7%
Retail	92	49		165	86
Retail adjusted EBITDA margin %	16.0%	10.1%		14.9%	9.0%
Hospitality	30	15		55	22
Hospitality adjusted EBITDA margin %	14.0%	9.4%		14.0%	6.7%
T&T	9	10		19	18
T&T EBITDA margin %	11.7%	12.8%		12.3%	10.2%
Corporate and Other	(1)	(3)		(5)	(7)
Total adjusted EBITDA	$281	$201		$539	$389
Total adjusted EBITDA margin %	16.8%	13.5%		16.7%	13.0%

NCR CORPORATION CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except per share amounts)	Schedule C

	June 30, 2021	March 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$449	$319	$338
Accounts receivable, net of allowances of $40, $39 and $51 as of June 30, 2021, March 31, 2021 and December 31, 2020, respectively	1,271	1,212	1,117
Inventories	695	634	601
Restricted cash	241	64	59
Other current assets	450	383	363
Total current assets	3,106	2,612	2,478
Property, plant and equipment, net	676	364	373
Goodwill	4,520	2,924	2,837
Intangibles, net	1,420	565	532
Operating lease assets	439	396	344
Prepaid pension cost	209	202	199
Deferred income taxes	930	946	965
Other assets	763	693	686
Total assets	$12,063	$8,702	$8,414
Liabilities and stockholders’ equity
Current liabilities
Short-term borrowings	$303	$52	$8
Accounts payable	746	707	632
Payroll and benefits liabilities	347	227	268
Contract liabilities	572	594	507
Settlement liabilities	243	39	31
Other current liabilities	756	599	642
Total current liabilities	2,967	2,218	2,088
Long-term debt	5,668	3,349	3,270
Pension and indemnity plan liabilities	842	839	851
Postretirement and postemployment benefits liabilities	116	117	120
Income tax accruals	98	101	102
Operating lease liabilities	420	377	325
Other liabilities	521	328	334
Total liabilities	10,632	7,329	7,090
Series A convertible preferred stock: par value $0.01 per share, 3.0 shares authorized, 0.3 issued and outstanding as of June 30, 2021, March 31,2021 and December 31, 2020, respectively; redemption amount and liquidation preference of $276 as of June 30, 2021, March 31, 2021 and December 31, 2020, respectively	273	273	273
Stockholders' equity
NCR stockholders' equity:
Preferred stock: par value $0.01 per share, 100.0 shares authorized, no shares issued and outstanding as of June 30, 2021, March 31, 2021 and December 31, 2020, respectively	—	—	—
Common stock: par value $0.01 per share, 500.0 shares authorized, 131.1, 130.6 and 130.6 shares issued and outstanding as of June 30, 2021, March 31, 2021 and December 31, 2020, respectively	1	1	1
Paid-in capital	461	398	368
Retained earnings	963	976	950
Accumulated other comprehensive loss	(271)	(279)	(271)
Total NCR stockholders' equity	1,154	1,096	1,048
Noncontrolling interests in subsidiaries	4	4	3
Total stockholders' equity	1,158	1,100	1,051
Total liabilities and stockholders' equity	$12,063	$8,702	$8,414

NCR CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in millions)	Schedule D

	For the Periods Ended June 30
	Three Months		Six Months
	2021	2020	2021	2020
Operating activities
Net income (loss)	$(9)	$64	$22	$88
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	120	89	212	176
Stock-based compensation expense	37	20	81	45
Deferred income taxes	19	(35)	26	(30)
Impairment of other assets	—	3	—	4
Gain (loss) on disposal of property, plant and equipment	—	—	—	(2)
Changes in assets and liabilities:
Receivables	13	116	(78)	253
Inventories	(64)	34	(81)	(14)
Current payables and accrued expenses	100	(47)	134	(230)
Contract liabilities	(31)	(52)	43	56
Employee benefit plans	(11)	—	(21)	(3)
Other assets and liabilities	(19)	37	(28)	(60)
Net cash provided by operating activities	155	229	310	283
Investing activities
Expenditures for property, plant and equipment	(20)	(8)	(30)	(18)
Proceeds from sale of property, plant and equipment	—	—	—	7
Additions to capitalized software	(59)	(53)	(110)	(122)
Business acquisitions, net of cash acquired	(2,307)	1	(2,464)	(25)
Purchases of short-term investments	(8)	(6)	(13)	(6)
Proceeds from sales of short-term investments	9	11	14	11
Other investing activities, net	(6)	(1)	(6)	(1)
Net cash used in investing activities	(2,391)	(56)	(2,609)	(154)
Financing activities
Short term borrowings, net	—	(3)	—	—
Payments on term credit facilities	(97)	(2)	(105)	(4)
Payments on revolving credit facilities	(367)	(93)	(685)	(666)
Borrowings on term credit facilities	1,505	3	1,505	3
Borrowings on revolving credit facilities	361	7	809	1,404
Proceeds from issuance of senior unsecured notes	1,200	400	1,200	400
Debt issuance costs and bridge commitment fees	(50)	(7)	(51)	(8)
Cash dividend paid for Series A preferred shares dividends	(4)	—	(8)	(6)
Repurchases of common stock	—	—	—	(41)
Proceeds from employee stock plans	10	6	18	9
Tax withholding payments on behalf of employees	(3)	(1)	(25)	(25)
Net change in client funds obligations	(8)	(15)	(8)	(3)
Principal payments for finance lease obligations	(4)	—	(8)	(3)
Other financing activities	—	(3)	(1)	(3)
Net cash provided by (used in) financing activities	2,543	292	2,641	1,057
Cash flows from discontinued operations
Net cash provided by (used in) discontinued operations	(3)	3	(47)	6
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2	(2)	(4)	(16)
Increase (decrease) in cash, cash equivalents, and restricted cash	306	466	291	1,176
Cash, cash equivalents and restricted cash at beginning of period	391	1,273	406	563
Cash, cash equivalents, and restricted cash at end of period	$697	$1,739	$697	$1,739